                             ARTICLES OF AMENDMENT

                                       TO

                       RESTATED ARTICLES OF INCORPORATION

     Murdock Communications Corporation, a corporation organized and existing under and by virtue of the Iowa Business Corporation Act (the "Corporation"),

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation has determined that it is advisable and in the best interests of the Corporation that the Restated Articles of Incorporation of the Corporation, as amended (the "Articles of Incorporation"), be amended by deleting the current description of the designation, powers, preferences and rights of the Corporation's Series A Convertible Preferred Stock at the end of Article III of the Articles of Incorporation and inserting the following in lieu thereof:

SERIES A CONVERTIBLE PREFERRED STOCK

     1. Designation and Authorized Shares. The Corporation shall be authorized to issue 50,000 shares of Series A Convertible Preferred Stock, no par value (the "Series A Preferred Stock"). Certain terms used herein are defined in
Section 8.

     2. Stated Value. Each share of Series A Preferred Stock shall have a stated value of $100 (the "Stated Value").

     3. Dividends.

        3.1 Dividends shall accrue on each outstanding share of Series A Preferred Stock at the annual rate of 8% of the then current Dividend Base, compounded monthly from the Dividend Accrual Date until the earlier of (a) the day such share of Series B Preferred Stock is converted into shares of Common Stock pursuant to section 6 below, or (b) the date on which the liquidation value of such share of Series B Preferred Stock is paid pursuant to section 4 below. Dividends under this Section 3.1 shall be payable in shares of Common Stock quarterly on September 30, December 31, March 31 and June 30 of each year (each, a "Dividend Payment Date") commencing after the Dividend Accrual Date, except that if any such date is a Saturday, Sunday or legal holiday in the State of Iowa then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday in the State of Iowa, to holders of record as they appear on the stock books of the Corporation or, if applicable, on the records of the transfer agent for the Corporation on the applicable record date. The number of shares of any Common Stock to be issued as a dividend under this Section 3.1 shall be determined by dividing the amount of dividends to be so paid by the Fair Market Value of the Common Stock as of the applicable Dividend Payment Date and such shares of Common Stock shall be issued and distributed to the applicable holders of Series A Preferred Stock pro rata (including fractional shares) in accordance with the amount of dividends due to each such holder pursuant to this Section 3.1.

        3.2 The Corporation may, but shall not be required to, issue frac-tions of shares of Common Stock upon the payment of dividends on the Series A Preferred Stock. If any fraction of a share of Common Stock would, except for the provisions of this Section 3.2, be issuable upon the payment of dividends on any share of Series A Preferred Stock, the Corporation may, in lieu of issuing such fractional share, either (a) pay in cash an amount equal to the current value of such fraction, computed on the basis of the Fair Market Value of the Common Stock as of the applicable Dividend Payment Date or (b) round such fraction up to a whole share of Common Stock.

     4. Liquidation Rights.

        4.1 In the event of any liquidation, dissolution or winding up of the business of the Corporation, whether voluntary or involuntary, each holder of Series A Preferred Stock shall be entitled to receive, for each share thereof, out of assets of the Corporation legally available therefor, a preferential amount in cash equal to (and not more than) the sum of (A) the Stated Value, plus (B) an amount equal to any dividends accrued pursuant to Section 3.1 that remain unpaid. All preferential amounts to be paid to the holders of Series A Preferred Stock in connection with such liquidation, dissolution or winding up shall be paid before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of
(i) any series of Preferred Stock whose terms provide that the holders of Series A Preferred Stock should receive preferential payment with respect to such distribution (to the extent of such preference) or (ii) Common Stock. If in any such distribution the assets of the Corporation shall be insufficient to pay the holders of the outstanding shares of the Series A Preferred Stock (or the holders of any class or series of capital stock ranking on a parity with the Series A Preferred Stock as to distributions in the event of a liquidation, dissolution or winding up of the Corporation) the full amounts to which they shall be entitled, such holders shall share ratably in any distribution of assets in accordance with the sums which would be payable on such distribution if all sums payable thereon were paid in full.

        4.2 Holders of shares of Series A Preferred Stock shall not be entitled to receive any amounts with respect to any liquidation, dissolution or winding up of the Corporation other than the amounts provided in this Section 4.
Neither a merger nor consolidation of the Corporation into or with another corporation nor a merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer, mortgage, pledge or lease of all or any part of the



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

assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 4.

     5. Voting Rights. Except as otherwise required by law, the holders of Series A Preferred Stock shall not have any voting rights.

     6. Conversion.

        6.1 Conversion Right.

            6.1.1 Each holder of Series A Preferred Stock may at any time, and from time to time, after the Initial Conversion Date, convert any or all of such holder's shares of Series A Preferred Stock into fully paid and nonassessable shares of Common Stock in an amount equal to the quotient of (i) the aggregate Stated Value of the shares of Series A Preferred Stock which are being converted to Common Stock plus an amount equal to the amount of all accrued and unpaid dividends as of the date of conversion, divided by (ii) the Conversion Price (determined as provided in Section 6.3). In order to exercise the conversion privilege under this Section 6.1.1, the holder of any shares of Series A Preferred Stock to be converted shall give written notice to the Corporation at its principal office that such holder elects to convert such shares of Series A Preferred Stock or a specified portion thereof into shares of Common Stock as set forth in such notice.

            6.1.2 At such time as the certificate or certificates representing the Series A Preferred Stock which has been converted are surrendered to the Corporation, the Corporation shall issue and deliver a certificate or certificates representing the number of shares of Common Stock determined pursuant to Section 6.1.1. In case of conversion under Section 6.1.1 of only a part of the shares of Series A Preferred Stock represented by a certificate surrendered to the Corporation, the Corporation shall issue and deliver a new certificate for the number of shares of Series A Preferred Stock which have not been converted. Until such time as the certificate or certificates representing Series A Preferred Stock which has been converted are surrendered to the Corporation and a certificate or certificates representing the Common Stock into which such Series A Preferred Stock has been converted have been issued and delivered, the certificate or certificates representing the shares of Series A Preferred Stock which have been converted shall represent the shares of Common Stock into which such shares of Series A Preferred Stock have been converted. The Corporation shall pay all documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock issuable upon conversion of the Series A Preferred Stock.

            6.2 Automatic Conversion. On the Automatic Conversion Date, each share of Series A Preferred Stock shall automatically convert into fully paid and nonassessable shares of Common Stock in an amount equal to the quotient of
(i) the aggregate Stated Value of such share of Series A Preferred Stock plus an



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

amount equal to the amount of all accrued and unpaid dividends as of the Automatic Conversion Date, divided by (ii) the Conversion Price. At such time as the certificate or certificates representing the Series A Preferred Stock which has been converted are surrendered to the Corporation, the Corporation shall issue and deliver a certificate or certificates representing the number of shares of Common Stock determined pursuant to this Section 6.2. Until such time as the certificate or certificates representing Series A Preferred Stock which has been converted are surrendered to the Corporation and a certificate or certificates representing the Common Stock into which such Series A Preferred Stock has been converted have been issued and delivered, the certificate or certificates representing the shares of Series A Preferred Stock which have been converted shall represent the shares of Common Stock into which such shares of Series A Preferred Stock have been converted. The Corporation shall pay all documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock issuable upon conversion of the Series A Preferred Stock.

        6.3 The Conversion Price. The price for the conversion of the Series A Preferred Stock into Common Stock (the "Conversion Price") shall be $2.50.

        6.4 Fractional Interests. The Corporation may, but shall not be required to, issue fractions of shares of Common Stock on the conversion of Series A Preferred Stock. If any fraction of a share of Common Stock would, except for the provisions of this Section 6.4, be issuable on the conversion of any Series A Preferred Stock, the Corporation may, in lieu of issuing such fractional share, either (a) pay in cash an amount equal to the current Fair Market Value of such fraction, computed on the basis of the Conversion Price or
(b) round such fraction up to a whole share of Common Stock.

     7. Other Provisions.

        7.1 Reservation of Shares. The Corporation shall at all times reserve from its authorized Common Stock a sufficient number of shares to provide for conversion of all Series A Preferred Stock from time to time outstanding. If the Common Stock issuable upon conversion of the Series A Preferred Stock is listed on any national securities exchange or Nasdaq, the Corporation will cause within 60 days of any such conversion, all shares reserved for such conversion to be listed on such exchange or Nasdaq, subject to official notice of issuance upon such conversion.

        7.2 Notice of Certain Events.  If, at any time, the Corporation shall:

        7.2.1  Declare any dividend or other distribution upon its Common Stock;




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



            7.2.2 Propose any capital reorganization or any reclassification of capital stock of the Corporation, or any consolidation or merger of the Corporation with or into another corporation, or any conveyance of all or substantially all the assets of the Corporation, or any voluntary dissolution or liquidation (or if any involuntary dissolution or liquidation of the Corporation shall be effected);

            7.2.3 Propose to issue to holders of its Common Stock rights to purchase or subscribe for capital stock or securities convertible into or exchangeable for capital stock;

                   then, and in each such case, the Corporation shall cause to be given to the holders of the Series A Preferred Stock, at least 30 days prior to the date specified in clause (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, dissolution, or liquidation is to take place and the date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, or liquidation. Such mailing shall be a condition precedent to the taking of the action proposed to be taken by the Corporation.

            7.3 Cancellation of Shares of Series A Preferred Stock. No share or shares of Series A Preferred Stock acquired by the Corporation for any reason shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares of Series A Preferred Stock which the Corporation shall be authorized to issue.

            7.4 Record Holders. The Corporation and its transfer agent, if any, for the Series A Preferred Stock may deem and treat the record holder of any shares of Series A Preferred Stock as the sole true and lawful owner thereof for all purposes, and neither the Corporation nor any such transfer agent shall be affected by any notice to the contrary.




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


     8. Defined Terms.

        For purposes hereof, the following terms shall have the meanings specified below:

        (a) Automatic Conversion Date" means the date that is three years after the Original Issuance Date.

        (b) "Common Stock" means the Corporation's no par value Common Stock

        (c) "Dividend Accrual Date" means, with respect to any share of Series A Preferred Stock, the date of issuance of such share of Series A Preferred
Stock.

        (d) "Dividend Base" means the Stated Value per share of Series A Preferred Stock plus any accrued and unpaid dividends under Section 3.1 on that share of Series A Preferred Stock.

        (e) "Fair Market Value" as of a particular date means an amount equal to the average closing bid price of the Common Stock on Nasdaq (or, in the event that the Common Stock is traded on a national securities exchange, the average closing sales price) for the five trading days prior to such date. If the Common Stock is not traded on Nasdaq or a national securities exchange, "Fair Market Value" as of a particular date means the fair market value of the Common Stock as determined by the Corporation's Board of Directors.

        (f) "Initial Conversion Date" means the date that is one year after the Original Issuance Date.

        (g) "Nasdaq" means the Nasdaq Stock Market.

        (h) "Original Issuance Date" means the date of issuance of the first share of Series A Preferred Stock to be issued.

SERIES B CONVERTIBLE PREFERRED STOCK

     1. Designation and Authorized Shares. The Corporation shall be authorized to issue 50,000 shares of Series B Convertible Preferred Stock, no par value (the "Series B Preferred Stock"). Certain terms used herein are defined in
Section 8.

     2. Stated Value. Each share of Series B Preferred Stock shall have a stated value of $100 (the "Stated Value").

     3. Dividends.




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



         3.1 Dividends shall accrue on each outstanding share of Series B Preferred Stock at the annual rate of 8% of the then current Dividend Base, compounded monthly from the Dividend Accrual Date until the earlier of (a) the day such share of Series B Preferred Stock is converted into shares of Common Stock pursuant to section 6 below, or (b) the date on which the liquidation value of such share of Series B Preferred Stock is paid pursuant to section 4 below. Dividends under this Section 3.1 shall be payable in cash when and as declared by the Board of Directors of the Corporation and to the extent permitted by the Iowa Business Corporation Act. Such dividends will accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. To the extent not paid on September 30, December 31, March 31 and June 30 of each year (each, a "Dividend Reference Date") commencing after the Dividend Accrual Date, all dividends which have accrued on each share of Series B Preferred Stock outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date") shall be accumulated and shall remain accumulated dividends with respect to each such share of Preferred Stock until paid. No record date shall be set for payment of any dividends or distributions in respect of Common Stock unless and until the payment of all dividends and distributions provided under this Section 3.1 shall have been made to the holders of Series B Preferred Stock.

         3.2 No dividends shall be paid or declared and set apart for payment on any Series or series of the Corporation's capital stock ranking, as to dividends, on a parity with the Series B Preferred Stock ("Parity Dividend Stock") or junior to the Series B Preferred Stock ("Junior Dividend Stock") for any period and no purchase, redemption or other acquisition shall be made by the Corporation of any shares of Parity Dividend Stock or Junior Dividend Stock unless and until full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Series B Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such dividends on the Parity Dividend Stock or Junior Dividend Stock. When dividends are not paid in full upon the Series B Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set aside for payment upon shares of Series B Preferred Stock and the Parity Dividend Stock shall be paid or declared and set aside for payment pro rata so that the amount of dividends paid or declared and set aside for payment per share on the Series B Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series
B Preferred Stock and on the shares of Parity Dividend Stock bear to each other. Notwithstanding anything to the contrary herein, dividends may be paid on the Series A Preferred Stock in the form of shares of Common Stock without regard to whether dividends are paid on the Series B Preferred Stock.

     4. Liquidation Rights.




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



        4.1 In the event of any liquidation, dissolution or winding up of the business of the Corporation, whether voluntary or involuntary, each holder of Series B Preferred Stock shall be entitled to receive, for each share thereof, out of assets of the Corporation legally available therefor, a preferential amount in cash equal to (and not more than) the sum of (A) the Stated Value, plus (B) an amount equal to any dividends accrued pursuant to Section 3.1 that remain unpaid. All preferential amounts to be paid to the holders of Series B Preferred Stock in connection with such liquidation, dissolution or winding up shall be paid before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of
(i) any series of Preferred Stock whose terms provide that the holders of Series B Preferred Stock should receive preferential payment with respect to such distribution (to the extent of such preference) or (ii) Common Stock. If in any such distribution the assets of the Corporation shall be insufficient to pay the holders of the outstanding shares of the Series B Preferred Stock (or the holders of any class or series of capital stock ranking on a parity with the Series B Preferred Stock as to distributions in the event of a liquidation, dissolution or winding up of the Corporation) the full amounts to which they shall be entitled, such holders shall share ratably in any distribution of assets in accordance with the sums which would be payable on such distribution if all sums payable thereon were paid in full. The Series A Preferred Stock shall rank on a parity with the Series B Preferred Stock as to distributions in the event of a liquidation, dissolution or winding up of the Corporation

        4.2 Holders of shares of Series B Preferred Stock shall not be entitled to receive any amounts with respect to any liquidation, dissolution or winding up of the Corporation other than the amounts provided in this Section
4. Neither a merger nor consolidation of the Corporation into or with another corporation nor a merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer, mortgage, pledge or lease of all or any part of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 4.

     5. Voting Rights. Except as otherwise required by law, the holders of Series B Preferred Stock shall not have any voting rights.

     6. Conversion.

        6.1 Conversion Right.

            6.1.1 Each holder of Series B Preferred Stock may at any time, and from time to time, after the Initial Conversion Date, convert any or all of such holder's shares of Series B Preferred Stock into fully paid and nonassessable shares of Common Stock in an amount equal to the quotient of (i) the aggregate Stated Value of the shares of Series B Preferred Stock which are being converted to Common Stock plus an amount equal to the amount of all



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

accrued and unpaid dividends as of the date of conversion, divided by (ii) the Conversion Price (determined as provided in Section 6.3). In order to exercise the conversion privilege under this Section 6.1.1, the holder of any shares of Series B Preferred Stock to be converted shall give written notice to the Corporation at its principal office that such holder elects to convert such shares of Series B Preferred Stock or a specified portion thereof into shares of Common Stock as set forth in such notice.

            6.1.2 At such time as the certificate or certificates representing the Series B Preferred Stock which has been converted are surrendered to the Corporation, the Corporation shall issue and deliver a certificate or certificates representing the number of shares of Common Stock determined pursuant to Section 6.1.1. In case of conversion under Section 6.1.1 of only a part of the shares of Series B Preferred Stock represented by a certificate surrendered to the Corporation, the Corporation shall issue and deliver a new certificate for the number of shares of Series B Preferred Stock which have not been converted. Until such time as the certificate or certificates representing Series B Preferred Stock which has been converted are surrendered to the Corporation and a certificate or certificates representing the Common Stock into which such Series B Preferred Stock has been converted have been issued and delivered, the certificate or certificates representing the shares of Series B Preferred Stock which have been converted shall represent the shares of Common Stock into which such shares of Series B Preferred Stock have been converted. The Corporation shall pay all documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock issuable upon conversion of the Series B Preferred Stock.

            6.2 Automatic Conversion. On the Automatic Conversion Date, each share of Series B Preferred Stock shall automatically convert into fully paid and nonassessable shares of Common Stock in an amount equal to the quotient of
(i) the aggregate Stated Value of such share of Series B Preferred Stock plus an amount equal to the amount of all accrued and unpaid dividends as of the Automatic Conversion Date, divided by (ii) the Conversion Price. At such time as the certificate or certificates representing the Series B Preferred Stock which has been converted are surrendered to the Corporation, the Corporation shall issue and deliver a certificate or certificates representing the number of shares of Common Stock determined pursuant to this Section 6.2. Until such time as the certificate or certificates representing Series B Preferred Stock which has been converted are surrendered to the Corporation and a certificate or certificates representing the Common Stock into which such Series B
Preferred Stock has been converted have been issued and delivered, the certificate or certificates representing the shares of Series B Preferred Stock which have been converted shall represent the shares of Common Stock into which such shares of Series B Preferred Stock have been converted. The Corporation shall pay all documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock issuable upon conversion of the Series B Preferred Stock.




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



         6.3 The Conversion Price. The price for the conversion of the Series B Preferred Stock into Common Stock (the "Conversion Price") shall be $2.50.

         6.4 Fractional Interests. The Corporation may, but shall not be required to, issue fractions of shares of Common Stock on the conversion of Series B Preferred Stock. If any fraction of a share of Common Stock would, except for the provisions of this Section 6.4, be issuable on the conversion of any Series B Preferred Stock, the Corporation may, in lieu of issuing such fractional share, either (a) pay in cash an amount equal to the current Fair Market Value of such fraction, computed on the basis of the Conversion Price or
(b) round such fraction up to a whole share of Common Stock.

     7. Other Provisions.

         7.1 Reservation of Shares. The Corporation shall at all times reserve from its authorized Common Stock a sufficient number of shares to provide for conversion of all Series B Preferred Stock from time to time outstanding. If the Common Stock issuable upon conversion of the Series B Preferred Stock is listed on any national securities exchange or Nasdaq, the Corporation will cause within 60 days of any such conversion, all shares reserved for such conversion to be listed on such exchange or Nasdaq, subject to official notice of issuance upon such conversion.

         7.2 Notice of Certain Events.  If, at any time, the Corporation shall:

             7.2.1 Declare any dividend or other distribution upon its Common Stock;

             7.2.2 Propose any capital reorganization or any reclassification of capital stock of the Corporation, or any consolidation or merger of the Corporation with or into another corporation, or any conveyance of all or substantially all the assets of the Corporation, or any voluntary dissolution or liquidation (or if any involuntary dissolution or liquidation of the Corporation shall be effected);

             7.2.3 Propose to issue to holders of its Common Stock rights to purchase or subscribe for capital stock or securities convertible into or exchangeable for capital stock;

                    then, and in each such case, the Corporation shall cause to be given to the holders of the Series B Preferred Stock, at least 30 days prior to the date specified in clause (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such



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

reclassification, reorganization, consolidation, merger, conveyance, dissolution, or liquidation is to take place and the date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, or liquidation. Such mailing shall be a condition precedent to the taking of the action proposed to be taken by the Corporation.

         7.3 Cancellation of Shares of Series B Preferred Stock. No share or shares of Series B Preferred Stock acquired by the Corporation for any reason shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares of Series B Preferred Stock which the Corporation shall be authorized to issue.

         7.4 Record Holders. The Corporation and its transfer agent, if any, for the Series B Preferred Stock may deem and treat the record holder of any shares of Series B Preferred Stock as the sole true and lawful owner thereof for all purposes, and neither the Corporation nor any such transfer agent shall be affected by any notice to the contrary.

     8. Defined Terms.

        For purposes hereof, the following terms shall have the meanings specified below:

        (a) Automatic Conversion Date" means the date that is three years after the Original Issuance Date.

        (b) "Common Stock" means the Corporation's no par value Common Stock

        (c) "Dividend Accrual Date" means, with respect to any share of Series B Preferred Stock, the date of issuance of such share of Series B Preferred
Stock.

        (d) "Dividend Base" means the Stated Value per share of Series B Preferred Stock plus any accrued and unpaid dividends under Section 3.1 on that share of Series B Preferred Stock.

        (e) "Fair Market Value" as of a particular date means an amount equal to the average closing bid price of the Common Stock on Nasdaq (or, in the event that the Common Stock is traded on a national securities exchange, the average closing sales price) for the five trading days prior to such date. If the Common Stock is not traded on Nasdaq or a national securities exchange, "Fair Market Value" as of a particular date means the fair market value of the Common Stock as determined by the Corporation's Board of Directors.



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



        (f) "Initial Conversion Date" means the date that is one year after the Original Issuance Date.

        (g) "Nasdaq" means the Nasdaq Stock Market.

        (h) "Original Issuance Date" means the date of issuance of the first share of Series B Preferred Stock to be issued.

     SECOND: The Articles of Amendment were approved by the Board of Directors of the Corporation by unanimous written consent dated August 1, 1997, without shareholder action pursuant to authority granted to the Board by the Articles of Incorporation in accordance with section 602 of the Iowa Business Corporation Act.

     THIRD: The effective time and date of this document is the date and time of filing with the Secretary of State of the State of Iowa.

     IN WITNESS WHEREOF, the Corporation caused the Articles of Amendment to be signed by Thomas E. Chaplin, its Chief Executive Officer, this 31st day of July, 1997.

                                MURDOCK COMMUNICATIONS CORPORATION

                                BY        /s/  Thomas E. Chaplin
                                  --------------------------------
                                             Thomas E. Chaplin,
                                           Chief Executive Officer


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